EXHIBIT 11
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                                                                      EXHIBIT 11

                         RADVISION LTD. AND SUBSIDIARIES
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                 Statements re Computation of Per Share Earnings


                                                                                     Year ended December 31,
                                                                        --------------------------------------------------
                                                                            2001             2000              1999
                                                                        -----------      -----------        ----------
                                                                          (Dollars in thousands, except per share amounts)
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Net earnings:
Earnings on common shares before cumulative effect of change
     in accounting principle--basic...................................      (1,612)              249            (2,696)
                                                                        ==========        ==========        ==========

Cumulative effect of change in accounting principle...................           -                 -                 -
                                                                        ==========        ==========        ==========

Shares used to compute basic earnings per common share (weighted
     average number of shares outstanding)............................  18,943,014        17,174,453        10,538,395

Shares used to compute diluted earnings per common share
     (weighted average number of shares outstanding assuming
     the effect of stock options).....................................  18,943,014        19,873,222        10,538,395

Earnings per common share before cumulative effect of
     change in accounting principle:
Basic.................................................................       (0.09)            0.014             (0.26)
                                                                        ==========        ==========        ==========

Diluted...............................................................       (0.09)            0.013             (0.26)
                                                                        ==========        ==========        ==========

Cumulative effect of change in accounting principle:

Basic.................................................................           -                 -                 -
                                                                        ==========        ==========        ==========

Diluted...............................................................           -                 -                 -
                                                                        ==========        ==========        ==========

Net earnings per common share:
Basic.................................................................       (0.09)            0.014             (0.26)
                                                                        ==========        ==========        ==========

Diluted...............................................................       (0.09)            0.013             (0.26)
                                                                        ==========        ==========        ==========
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